                                                                 EXHIBIT 10.2(a)




                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                   1976 EMPLOYEES' INCENTIVE STOCK OPTION PLAN

                      (As amended through November 5, 1998)

                                      INDEX


                                                                                                 Page Number

   1.   Purpose of the Plan                                                                           1

   2.   Administration of the Plan                                                                    1

   3.   Stock Subject to the Plan                                                                     2

   4.   Participation under the Plan                                                                  2

   5.   Optionholder Not to be Deemed
        Stockholder Until Issue of Shares                                                             3

   6.   Option Price                                                                                  3

   7.   Period of Option                                                                              3

   8.   Payment for Stock                                                                             3

   9.   Restrictions on Assignment and
        Exercise of Option                                                                            4

  10.   Provisions Against Dilution                                                                   4

  11.   Reservation of Stock and Provisions
        Relation to Issuance                                                                          6

  12.   Amendment of the Plan                                                                         6

  13.   Miscellaneous                                                                                 7

  14.   Effective Date of Plan                                                                        7

  15.   Duration of the Plan                                                                          7


                   1976 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                                       OF
                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                      (As amended through November 5, 1998)

           1. Purpose of the Plan. The purpose of this Plan is to benefit Autologic Information International, Inc. (The "Company") and its shareholders by encouraging and facilitating ownership of its stock by officers and other key employees of the Company and of its parents and subsidiaries, if any, who are primarily responsible for management and growth of the Company or who otherwise materially contribute to the successful conduct and direction of its business. By encouraging such officers and other key employees to acquire or increase their ownership of its stock, the Company seeks to attract and retain in its employ persons of exceptional competence, to furnish an added incentive for them to increase their efforts on behalf of the Company, and to gain for the Company the advantages inherent in key employees having a sense of proprietorship.

           2. Administration of the Plan. The Plan shall be administered by the Board of Directors which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to a committee of the Board of Directors (the "Committee") consisting of not less than two directors (or such greater number as required by law), each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board of Directors. Members of the Committee shall serve during the pleasure of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee then in office shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Committee is authorized to interpret the Plan and options granted thereunder, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for such administration, and its decisions shall be conclusive unless otherwise determined by the Board of Directors. The Company shall effect the grant of options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee.

           3. Stock Subject to the Plan. The aggregate number of shares of Common Stock which may be issued under the 1976 Plan shall not exceed nine hundred and fifty thousand (950,000) shares except as such total amount may be adjusted pursuant to Section 10 hereof. Such shares shall be made available from authorized, unissued or reacquired Common Stock. If for any reason any option under the Plan terminates in whole or in part unexercised, shares covered by such terminated option may be again subject to an option under this Plan.

           4. Participation under the Plan. The Committee may, in its discretion, from time to time, while the Plan shall be in effect, grant options hereunder to purchase shares of the Common Stock of the Company, which options may be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as ISOs. The Committee, in granting options pursuant hereto, shall act with reference to the purposes of the Plan as set forth in Section 1 hereof and shall grant options only to key employees of the Company and of parents and subsidiaries, if any, of the Company (within the meaning of Section 424(e) and (f), respectively, of the Code). The term "employees" shall include officers of the Company and of its parents and subsidiaries, if any, and shall include directors who are also employees of the Company or of any parent or subsidiary of the

Company. The terms "Common Stock" as used in the Plan includes the Common Stock of the Company (or any class of stock which is then the junior stock of the Company whether designated as Common or otherwise) as described in the Certificate of Incorporation of the Company, as presently in effect or hereafter amended.

           5. Optionholder Not to be Deemed Stockholder Until Issue of Shares. No person by virtue of the granting to him of an option hereunder be deemed to be a holder of any shares purchasable thereunder or to be entitled to the rights or privileges of a holder of such shares unless and until such person shall have exercised his option with respect to such shares and the same shall have been issued to him.

           6. Option Price. The purchase price per share under each option granted under this Plan shall be determined by the Committee but shall not be less than 100 percent of the fair market value of the stock at the time such option is granted; provided, however, that the exercise price of an ISO granted to an optionee who owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a parent or subsidiary of the Company, shall be not less than 110% of the fair market value of the stock at the time such option is granted.

           7. Period of Option. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of a parent or subsidiary of the Company, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

           8. Payment for Stock. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the option is to be exercised, together with (a) certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, or (b) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (c) with the consent of the Committee, a combination of (a) and (b). As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name.

           9. Restrictions on Assignment and Exercise of Option. Each option granted under the Plan shall not be transferable by the person to whom it is granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during such person's lifetime, only by him, and by him only while he is an employee of the Company or of a parent or subsidiary of the Company, except that in the event the employment of such person terminates because of his death or because of his retirement under any retirement plan of the Company or of a parent or subsidiary or because of any other reason (including without limitation disability, but not including dismissal for cause) approved by the Committee in each case, such person or his executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise such option within three (3) months after the date he ceases to be an employee of the Company, or such parent or subsidiary (but not later than the termination date of the option) with respect to the shares as to which, at the time of such cessation of employment, the person to whom such option was granted then had the right to exercise such option.

           10. Provisions Against Dilution. If the Common Stock of the Company shall at any time be changed by declaration of a stock dividend or other distribution (which exceeds five percent (5%) of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such stock dividend or distribution), split-up, combination of shares, recapitalization, merger in which the Company is the surviving corporation, the number and kind of shares subject to this Plan or subject to any options theretofore granted, and the option prices per share shall be appropriately and equitably adjusted to the extent necessary, as determined by the Committee, to maintain the proportionate number of shares without changing the aggregate option price.

           In the event of (a) the liquidation or dissolution of the Company, or
(b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

           No fractions of or fractional shares shall be purchasable or delivered upon purchase hereunder.

           11. Reservation of Stock and Provisions Relation to Issuance. The Company shall, while any option granted hereunder is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, such number of shares of its stock subject hereto as shall be sufficient to satisfy the requirements of all such options; shall, promptly upon the exercise of any option, comply the terms thereof; and shall pay all federal original issue taxes on shares issued thereunder and all other fees or expenses necessarily incurred by the Company in connection therewith.

           12. Amendment of the Plan. The Board of Directors may, in its discretion, at any time or from time to time while the Plan is operative, make changes therein or amendments thereto which, in its option, are not inconsistent with the purposes of the Plan as set forth in Section 1 hereof except that, without the approval of stockholders, (1) the aggregate number of shares issuable pursuant to options granted under the Plan shall not, subject to the provisions of Section 10 hereof, exceed the number specified in Section 3 hereof, (2) the minimum option price, determined in accordance with the provisions of Section 6 hereof, shall not be decreased by the Board of Directors, and (3) the class of employees eligible to receive options under the Plan shall not be changed by the Board of Directors; and provided further, however, that no change or amendment shall affect rights under any option granted hereunder while the same is outstanding without the consent of the holder of such option.

           13. Miscellaneous. Nothing contained in the Plan, or in any option granted hereunder, shall be deemed to affect in any way the terms upon which any officer or employee of the Company or of any parent or subsidiary of the Company is employed or to constitute in any respect any, or part of any, employment contract with any officer, employee or option-holder and neither the adoption of the Plan nor any provisions thereof shall be deemed to confer any rights on any employee or officer of the Company.

           Nothing in the Plan nor in the adoption or approval thereof shall be deemed a limitation upon any right or power which the Board of Directors may now or hereafter have under the Certificate of Incorporation or the By-Laws of the Company, or any amendment thereof.

           14. Effective Date of Plan. The Plan shall become effective upon its adoption by the Board of Directors within twelve months before or after the date it is approved by the vote of at least a majority of the outstanding Common Stock of the Company.

           15. Duration of the Plan. This Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to options granted under the Plan; provided that options under the Plan for 250,000 shares authorized for issuance under the Plan at the time of its adoption in 1976 must be granted within ten (10) years from the effective date of the Plan and, provided further, that options for an additional 200,000 shares authorized for issuance under the Plan in 1985 must be granted prior to May 14, 1995 and provided further that options for an additional 250,000 shares authorized for issuance in 1989 must be granted prior to May 14, 1995 and provided further that options for an additional 250,000 shares authorized for issuance in 1992 must be granted prior to August 18, 2002. Notwithstanding the foregoing, the Board of Directors may, in its discretion, terminate the Plan at any time, but such termination shall not affect in any rights under any option which may have been granted under the Plan prior to such termination.